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                                                     Exhibit 23.2

                       [Letterhead of Deloitte & Touche]
                              [DETROIT, MICHIGAN]


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-76841 of Pelican Financial, Inc. of our report dated March 20, 1998 (April 29, 1999 as to the consolidated statements of comprehensive income and Notes 2, 20, and 21), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

July 14, 1999